UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 20, 2005 (October 16, 2005)

Chemtura Corporation

(Exact name of registrant as specified in its charter)

Delaware	1-15339	52-2183153
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification number)

199 Benson Road, Middlebury, Connecticut	06749
(Address of principal executive offices)	(Zip Code)

(203) 573-2000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item  1.01 Entry into a Material Definitive Agreement.

On October 16, 2005, the Organization, Compensation and Governance Committee of the Board of Directors of Chemtura Corporation approved an amendment to the employment agreement dated January 7, 2004, with Mr. Robert L. Wood, the Company’s Chairman and Chief Executive Officer, whereby Mr. Wood would be entitled to earn an annual incentive bonus of up to 200% of base salary (increased from 160% of base salary) with the performance goals required to earn the annual incentive bonus approved by the Company’s Board of Directors.  The stockholders of the Corporation at the Annual Meeting on April 26, 2005, approved the 2005 Chemtura Corporation Short-Term Incentive Plan that provides, inter alia, for the payment of a performance based annual incentive bonus for eligible employees to a maximum of 200% of base salary.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Chemtura Corporation
(Registrant)

By	s/	Barry J. Shainman
Name:		Barry J. Shainman
Title:		Vice President and Secretary

Date: October 20, 2005